UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

GSI Group Inc.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On October 19, 2011, GSI Group Corporation (“GSI”), a subsidiary of GSI Group Inc. (the “Company”), consummated the refinancing of all of its outstanding 12.25% Senior Secured PIK Election Notes due 2014 (the “2014 Notes”) through the proceeds from a new $80 million senior secured credit agreement (the “Credit Agreement”), with Bank of America, N.A., as Administrative Agent, Silicon Valley Bank, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Sole Lead Arranger and Sole Book Manager, and HSBC. The Credit Agreement provides for a $40 million, 4-year, term loan facility and a $40 million, 4-year, revolving credit facility (collectively, the “Senior Credit Facility”). The Senior Credit Facility matures in 2015.

This refinancing is expected to substantially reduce the Company’s interest expense, while extending the maturity of its principal debt. The Company also expects that the financing will provide it with additional flexibility to execute on its strategic initiatives by allowing it to draw upon a committed $40 million revolving credit facility and an uncommitted $25 million incremental facility, subject to the satisfaction of certain customary covenants.

Outstanding borrowings under the Senior Credit Facility will initially bear interest at a rate per annum equal to Prime plus 175 basis points. Upon the execution of a conversion notice, outstanding borrowings under the Senior Credit Facility will bear interest at a rate per annum equal to LIBOR plus initial spread of 275 basis points through March 31, 2012, subject to adjustment thereafter based on the Company’s consolidated leverage ratio, payable in arrears on the last day of the applicable interest period but in no event less frequently than every three months. In addition, availability under the revolving credit facility will be subject to customary borrowing base limitations. In particular, amounts outstanding under the revolving credit facility may not exceed the borrowing base, an amount determined with reference to eligible inventory, eligible receivables and eligible cash. The borrowing base is also subject to customary reserves that may be set from time to time by the Administrative Agent under the Senior Credit Facility from time to time.

The Credit Agreement contains various customary representations, warranties and covenants applicable to the Company and its subsidiaries, including, without limitation, (i) covenants regarding maximum leverage ratio, minimum EBITDA, and minimum fixed charge coverage ratio; (ii) limitations on dividend payments and stock repurchases; (iii) limitations on fundamental changes involving the Company or its subsidiaries; (iv) limitations on the disposition of assets and (v) limitations on indebtedness, investments, restricted payments and liens. In addition, the minimum EBITDA covenant and the borrowing base are in effect until December 31, 2012, subject to satisfaction of specific financial criteria.

The obligations of GSI under the Senior Credit Facility are secured on a senior basis by a lien on substantially all of the assets of the Company and its material United States (“U.S.”) and United Kingdom (“U.K.”) subsidiaries and guaranteed by the Company and its material U.S. and U.K. subsidiaries. The Credit Agreement also contains customary events of default.

The term loan facility requires amortization in the form of quarterly scheduled principal payments as specified in the Credit Agreement. Subject to certain exceptions, GSI will be required to prepay outstanding loans under the Credit Agreement with the net proceeds of certain asset dispositions and incurrences of certain debt. The Company may voluntarily prepay loans or reduce commitments under the Senior Credit Facility, in whole or in part, without premium or penalty, subject to minimum principal amounts.

The foregoing summary of the terms of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Credit Agreement, a copy of which is attached to this Current Report on Form 8-K (this “Current Report”) as Exhibit 10.1 and is incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 in connection with the Credit Agreement is incorporated in this Item 2.03 by reference.

ITEM 7.01. Regulation FD Disclosure.

On October 19, 2011, the Company issued a press release announcing that it had entered into the Credit Agreement and discharged all of its outstanding 2014 Notes. A copy of this press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Internet addresses in the press release are for information purposes only and are not intended to be hyperlinks to other GSI Group Inc. information.

ITEM 8.01. Other Events

On October 19, 2011, GSI provided formal notice that it had elected to optionally redeem all $73.1 million in aggregate principal amount of its outstanding 2014 Notes in accordance with the terms of the indenture dated as of July 23, 2010 (the “Indenture”) among GSI, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to which the 2014 Notes were issued. In accordance with the Indenture, the redemption price for the 2014 Notes being redeemed is 100% of the principal amount, plus accrued and unpaid interest thereon, if any, from the last interest payment date to, but not including, November 18, 2011, the redemption date. As a result of the delivery of the notice of redemption, the Company’s obligation to repay the 2014 Notes was accelerated to November 18, 2011.

Upon delivery of the notice of redemption, an amount sufficient to repay all of the obligations of the Company and its subsidiaries under the 2014 Notes was deposited with the trustee and the Company and its subsidiaries were discharged from the Indenture.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS — Certain of the statements contained in this report are forward-looking statements. These forward-looking statements may be identified by words such as “anticipates”, “believes”, “expects”, “intends”, “future”, “could”, “estimates”, “plans”, “would”, “should”, “potential”, “continues”, and similar words or expressions (as well as other words or expressions referencing future events, conditions or circumstances). These forward-looking statements include, but are not limited to, statements as to the expected effect of the refinancing on the Company’s interest expense; the expected impact of the refinancing on the Company’s ability to execute its strategic initiatives; and other statements about future expectations, plans and prospects for the Company. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and elsewhere in such Annual Report on Form 10-K. Forward-looking statements are made based upon management’s expectations and belief concerning future developments and their potential effect upon the Company. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Any forward-looking statements are as of the date of this report, and the Company does not intend to update them if its views later change. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this report.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Credit Agreement
99.1	Press Release dated October 19, 2011, of GSI Group Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI GROUP INC. (Registrant)

By	/S/ ROBERT BUCKLEY
Robert Buckley
Chief Financial Officer

Date: October 19, 2011